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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               TELESCIENCES, INC.

                             AT $8.79 NET PER SHARE

                                       BY

                           EDB 4TEL ACQUISITION CORP.
                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                            EDB BUSINESS PARTNER ASA

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY,
                NOVEMBER 22, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated October 25, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer") and other materials in connection with the offer to purchase by EDB 4tel Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of EDB Business Partner ASA, a Norwegian limited company ("Parent"), all outstanding shares of common stock, par value $0.04 per share (all of the shares of common stock being hereinafter collectively referred to as the "Shares"), of Telesciences, Inc., a Delaware corporation (the "Company"), at the price of $8.79 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender offer price is $8.79 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Purchaser, the Parent and the Company have entered into an Agreement and Plan of Merger dated October 19, 1999 (the "Merger Agreement"). The Board of Directors of the Company has approved the terms of the Merger Agreement, including the Offer and the Merger (as defined in the Offer to Purchase), and has determined that the terms of the Offer and the Merger are advisable, fair to, and in the best interests of stockholders of the Company, and recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, November 22, 1999, unless the Offer is extended.
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          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares which when added to the Shares then beneficially owned by Parent represent at least a majority of the total number of then outstanding Shares on the date Shares are accepted for payment. The Offer is also subject to the conditions set forth in the Offer to Purchase (see the Introduction Section and Sections 12 and 14 of the Offer to Purchase).

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of Letter of Transmittal.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer to Purchase), and
     (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where the securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               TELESCIENCES, INC.

                                       BY

                           EDB 4TEL ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 25, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer"), in connection with the offer to purchase by EDB 4tel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EDB Business Partner ASA, a Norwegian limited company, all outstanding shares of common stock, par value $0.04 per share (all of the shares of common stock being hereinafter collectively referred to as the "Shares"), of Telesciences, Inc., a Delaware corporation, at the price of $8.79 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered*:
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Date: ____________________ , 1999

Signature(s):
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                                  (SIGN HERE)

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                                (Print Name(s))

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                              (Print Address(es))

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                      (Area Code and Telephone Number(s))

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             (Taxpayer Identification or Social Security Number(s))

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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